Exhibit 99.1
Investor Contact: Ken Cooper – 952-229-7427 or ir@lifetimefitness.com
Media Contact: Jason Thunstrom – 952-229-7435 or pr@lifetimefitness.com
FOR IMMEDIATE RELEASE
LIFE TIME FITNESS ANNOUNCES FOURTH QUARTER AND
FULL-YEAR 2008 FINANCIAL RESULTS
Company Reports Revenue Growth of 13.4% and Earnings Per Share of $0.33 for the Quarter;
Full-Year Revenue Grew 17.4% and Earnings Per Share was $1.83
CHANHASSEN, Minn. (February 19, 2009) – Life Time Fitness, Inc. (NYSE: LTM) today reported its operating results for the fourth quarter and full year ended December 31, 2008.
     Fourth quarter 2008 revenue grew 13.4% to $194.0 million from $171.1 million during the same period last year. Revenue for the year totaled $769.6 million, up 17.4% from $655.8 million in 2007.
     Net income during the quarter was $13.0 million, or $0.33 per diluted share. This compares to net income of $19.1 million, or $0.48 per diluted share, for 4Q 2007. For the full year, net income grew 5.6% to $71.8 million, or $1.83 per diluted share, from $68.0 million, or $1.78 per diluted share, for 2007.
     Included in the Company’s reported results is $0.08 of diluted earnings per share impact from charges that relate to previously announced plans to slow the development of new centers. These charges include severance costs, lower-of-cost-or-market adjustments in connection with assets held for sale, and write-offs associated with land development cancelled during the quarter.
     “Our 2008 results did not meet our expectations,” said Bahram Akradi, Life Time Fitness chairman and chief executive officer. “However, we remain confident in our business model and are pleased with the growth in new memberships we saw last year. In this environment, we believe that people are seeking our healthy-way-of-life destinations to stay active and fit, be entertained and reduce stress. We will continue to build on the member experience with the launch of new connectivity initiatives, such as myLT.com, an interactive Web site designed to foster deeper member relationships and deliver enhanced value. We also remain focused on managing our business prudently by taking strong and prompt measures to eliminate unnecessary costs and inefficiencies, without damaging the member experience or our brand.”
- more -

Life Time Fitness Fourth Quarter and Full-Year 2008 Results – Page 2
     During the fourth quarter, Life Time Fitness opened four centers:
•	Mansfield, its eighth location in the Dallas/Ft. Worth area

•	Loudoun County, its third location in Northern Virginia

•	Florham Park, its first location in New Jersey

•	Westminster, its second location in the Denver, Colorado, area
     In February 2009, the Company opened two additional centers:
•	Berkeley Heights, its second location in New Jersey

•	Lake Houston (Atascocita), its fifth location in Houston, Texas
Three and Twelve Months Ended December 31, 2008, Financial Highlights:
Total revenue for the fourth quarter grew 13.4% to $194.0 million, driven primarily by growth in membership dues and in-center revenue. Total revenue for the full year grew 17.4% to $769.6 million from $655.8 million in 2007.

(Period-over-period growth)	4Q 2008 vs. 4Q 2007	2008 vs. 2007
• Membership dues	14.5%	17.2%
• Enrollment fees	6.5%	7.4%
• In-center revenue	13.1%	19.7%

• Same-center revenue	Flat	2.8%
• Average center revenue / membership	$345 – up 0.3%	$1,427 – up 4.9%
• Average in-center revenue / membership	$93 – Flat	$414 – up 7.0%
Memberships grew 13.6% to 567,110 at December 31, 2008, from 499,092 at December 31, 2007.
Total operating expenses during 4Q 2008 totaled $164.6 million compared to $133.5 million for 4Q 2007 and full-year operating expenses were $622.3 million, compared with $518.4 million in 2007, driven primarily by increased expenses to support new centers, membership ramp, in-center revenue growth, and $5.0 million in charges primarily related to slowing the development of new centers.
•	Operating margin was 15.1% for 4Q 2008, compared to 22.0% in the prior-year period. Full-year operating margin was 19.1%, compared to 21.0% in 2007.

(Expense as a percent of total revenue)	4Q 2008 vs. 4Q 2007	2008 vs. 2007
• Center operations	60.6% vs. 56.1%	59.1% vs. 57.5%
• Advertising and marketing	4.1% vs. 4.0%	4.1% vs. 3.8%
• General and administrative	6.7% vs. 5.8%	5.7% vs. 6.2%
• Other operating	3.0% vs. 2.9%	2.5% vs. 2.5%
• Depreciation and amortization	10.5% vs. 9.2%	9.5% vs. 9.0%
- more -

Life Time Fitness Fourth Quarter and Full-Year 2008 Results – Page 3
Net income during 4Q 2008 was $13.0 million compared with $19.1 million in 4Q 2007, and full-year net income was $71.8 million compared with $68.0 million in 2007.
•	Net income margin for 4Q 2008 was 6.7% compared with 11.1% in 4Q 2007. Net income margin in 2008 was 9.3% compared with 10.4% in 2007.

•	The effective income tax rate for 2008 was 39.7% compared with 39.9% in 2007.
EBITDA for 4Q 2008 was $50.0 million compared with $53.7 million in 4Q 2007. Full-year EBITDA was $221.5 million compared with $197.7 million in 2007.
•	As a percentage of total revenue, EBITDA was 25.8% in 4Q 2008, compared to 31.4% in 4Q 2007.

•	EBITDA margin in 2008 was 28.8% compared to 30.1% in 2007.
Cash flows from operations for the full year grew 28.8% to $183.1 million from $142.2 million in 2007.
Weighted average diluted shares for 4Q 2008 totaled 39.2 million compared to 39.5 million shares in 4Q 2007. For the full year, weighted average diluted shares totaled 39.3 million compared with 38.1 million in 2007.
2009 Business Outlook:
The following statements are based on the Company’s current expectations for fiscal year 2009, which incorporate late 2008 operating trends in revenue per membership and attrition, and are subject to the risks and uncertainties described below:
•	Revenue is expected to be $830-$860 million, driven primarily by membership ramp at new and existing centers, and in-center revenue growth.

•	Net income is expected to be $60-$68 million, resulting from recent operating trends, including the higher cost of membership acquisition and lower average dues on new memberships, and the mix of newer centers.

•	Diluted earnings per common share is expected to be $1.50-$1.70.
     As announced on February 12, 2009, the Company will hold a conference call today at 10:00 a.m. ET to discuss its fourth quarter and full-year 2008 results. Bahram Akradi, chairman and chief executive officer, Michael Robinson, executive vice president and chief financial officer, and Kenneth Cooper, vice president of finance, will host the conference call. The conference call will be Web cast and may be accessed via the Company’s Investor Relations section of its Web site at lifetimefitness.com. A replay of the call will be available the same day via the Company’s Web site beginning at approximately 1:00 p.m. ET.
- more -

Life Time Fitness Fourth Quarter and Full-Year 2008 Results – Page 4
About Life Time Fitness, Inc.
Life Time Fitness, Inc. (NYSE:LTM) operates distinctive and large, multi-use sports and athletic, professional fitness, family recreation and resort and spa centers. The Company also provides consumers with personal training consultation, full-service spas and cafes, corporate wellness programs, health and nutrition education, the healthy lifestyle magazine, Experience Life, athletic events and nutritional products. As of February 19, 2009, Life Time Fitness operated 83 centers in 18 states, including Arizona, Colorado, Florida, Georgia, Illinois, Indiana, Kansas, Maryland, Michigan, Minnesota, Missouri, Nebraska, New Jersey, North Carolina, Ohio, Texas, Utah and Virginia. Life Time Fitness is headquartered in Chanhassen, Minnesota, and can be located on the Web at lifetimefitness.com. LIFE TIME FITNESS, LIFE TIME ATHLETIC, EXPERIENCE LIFE, and the LIFE TIME FITNESS TRIATHLON SERIES are trademarks of Life Time Fitness, Inc. All other trademarks or registered trademarks are the property of their respective owners.
Risks & Uncertainties
Certain information contained in this press release may be deemed to constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties that could cause the Company’s actual results in the future to differ materially from its historical results and those presently anticipated or projected. Among these factors are attracting and retaining members, risks related to our debt levels and debt covenants, our ability to access existing credit facilities and obtain additional financing, competition from other health and fitness centers, delays in opening new centers, identifying and acquiring suitable sites for new centers and other factors set forth in the Company’s filings with the Securities and Exchange Commission. Diluted earnings per share could also be affected by the number of shares outstanding, which depends on factors such as the number of shares issued upon exercise of stock options and future grants of awards pursuant to equity-based incentive plans as well as stock offerings. The Company cautions investors not to place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to update such statement to reflect events or circumstances arising after such date. All remarks made during the Company’s financial results conference call will be current at the time of the call and the Company undertakes no obligation to update the replay.

LIFE TIME FITNESS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	December 31, 2008	December 31, 2007
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$10,829	$5,354
Accounts receivable, net	6,114	4,475
Inventories and center operations supplies	14,632	14,324
Prepaid expenses and other current assets	10,994	15,963
Deferred membership origination costs	19,877	16,205
Deferred income taxes	1,365	1,188
Income tax receivable	—	5,814

Total current assets	63,811	63,323
PROPERTY AND EQUIPMENT, net	1,515,957	1,259,271
RESTRICTED CASH	3,936	6,767
DEFERRED MEMBERSHIP ORIGINATION COSTS	14,210	14,367
OTHER ASSETS	49,789	42,805

TOTAL ASSETS	$1,647,703	$1,386,533

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt	$10,335	$9,568
Accounts payable	14,842	12,872
Construction accounts payable	63,418	59,261
Accrued expenses	46,230	47,052
Deferred revenue	36,098	34,851

Total current liabilities	170,923	163,604
LONG-TERM DEBT, net of current portion	702,569	555,037
DEFERRED RENT LIABILITY	27,925	25,526
DEFERRED INCOME TAXES	51,982	38,607
DEFERRED REVENUE	13,719	17,529
OTHER LIABILITIES	27,684	13,673

Total liabilities	994,802	813,976

SHAREHOLDERS’ EQUITY:
Common stock	793	783
Additional paid-in capital	385,095	373,910
Retained earnings	271,711	199,890
Accumulated other comprehensive loss	(4,698)	(2,026)

Total shareholders’ equity	652,901	572,557

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,647,703	$1,386,533

LIFE TIME FITNESS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands except per share data)
(Unaudited)

	For the		For the
	Three Months Ended		Year Ended
	December 31,		December 31,
	2008	2007	2008	2007
REVENUE:
Membership dues	$131,926	$115,199	$508,927	$434,138
Enrollment fees	6,579	6,176	26,570	24,741
In-center revenue	50,813	44,910	218,198	182,215

Total center revenue	189,318	166,285	753,695	641,094
Other revenue	4,636	4,813	15,926	14,692

Total revenue	193,954	171,098	769,621	655,786

OPERATING EXPENSES:
Center operations	117,506	96,082	454,645	377,235
Advertising and marketing	7,892	6,800	31,500	24,967
General and administrative	13,042	9,889	43,749	40,820
Other operating	5,730	4,969	19,426	16,340
Depreciation and amortization	20,447	15,732	72,947	59,014

Total operating expenses	164,617	133,472	622,267	518,376

Income from operations	29,337	37,626	147,354	137,410

OTHER INCOME (EXPENSE):
Interest expense, net	(8,251)	(6,411)	(29,552)	(25,443)
Equity in earnings of affiliate	258	355	1,243	1,272

Total other income (expense)	(7,993)	(6,056)	(28,309)	(24,171)

INCOME BEFORE INCOME TAXES	21,344	31,570	119,045	113,239
PROVISION FOR INCOME TAXES	8,329	12,520	47,224	45,220

NET INCOME	$13,015	$19,050	$71,821	$68,019

BASIC EARNINGS PER COMMON SHARE	$0.33	$0.49	$1.84	$1.81

DILUTED EARNINGS PER COMMON SHARE	$0.33	$0.48	$1.83	$1.78

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING — BASIC	39,124	38,821	39,002	37,518

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING — DILUTED	39,172	39,529	39,342	38,127

LIFE TIME FITNESS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	For the Year Ended
	December 31,
	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$71,821	$68,019
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	72,947	59,014
Deferred income taxes	14,815	11,505
Provision for doubtful accounts	108	345
Loss on disposal of property and equipment, net	985	354
Amortization of deferred financing costs	1,663	853
Share-based compensation	7,456	7,746
Excess tax benefit from stock option exercises	(103)	(4,605)
Equity in earnings of affiliate	(229)	(235)
Changes in operating assets and liabilities	13,543	(544)
Other	60	(246)

Net cash provided by operating activities	183,066	142,206

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment (excluding non-cash purchases supplementally noted below)	(464,482)	(415,822)
Proceeds from sale of property and equipment	161,888	5,054
Proceeds from property insurance settlement	318	78
Increase in other assets	(6,550)	(4,488)
Decrease (increase) in restricted cash	2,831	(2,029)

Net cash used in investing activities	(305,995)	(417,207)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from long-term borrowings	43,272	113,455
Repayments on long-term borrowings	(13,143)	(11,181)
Proceeds from revolving credit facility, net	101,800	67,800
Increase in deferred financing costs	(6,664)	(2,160)
Proceeds from common stock offering, net of underwriting discount and offering costs	—	92,502
Excess tax benefit from stock option exercises	103	4,605
Proceeds from exercise of stock options	3,036	8,454

Net cash provided by financing activities	128,404	273,475

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	5,475	(1,526)
CASH AND CASH EQUIVALENTS — Beginning of period	5,354	6,880

CASH AND CASH EQUIVALENTS — End of period	$10,829	$5,354

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash payments for interest, net of capitalized interest of $9,062 at December 31, 2008, and inclusive of capitalized interest of $8,425 at December 31, 2007	$23,972	$30,621

Cash payments for income taxes	$19,851	$33,746

Non-GAAP Financial Measures
     This release contains a non-GAAP disclosure, EBITDA, which consists of net income plus interest expense, net, provision for income taxes and depreciation and amortization. This term, as the Company defines it, may not be comparable to a similarly titled measure used by other companies and is not a measure of performance presented in accordance with GAAP. The Company uses EBITDA as a measure of operating performance. The funds depicted by EBITDA are not necessarily available for discretionary use if they are reserved for particular capital purposes, to maintain compliance with debt covenants, to service debt or to pay taxes. EBITDA should not be considered as a substitute for net income, cash flows provided by operating activities or other income or cash flow data prepared in accordance with GAAP. Additional details related to EBITDA are provided in the Form 8-K that the Company filed with the Securities and Exchange Commission on the date of this press release.
     The following table provides a reconciliation of net income, the most directly comparable GAAP measure, to EBITDA:
RECONCILIATION OF NET INCOME TO EARNINGS BEFORE INTEREST,
INCOME TAXES AND DEPRECIATION AND AMORTIZATION
(In thousands)
(Unaudited)

	For the		For the
	Three Months Ended		Year Ended
	December 31,		December 31,
	2008	2007	2008	2007
Net income	$13,015	$19,050	$71,821	$68,019
Interest expense, net	8,251	6,411	29,552	25,443
Provision for income taxes	8,329	12,520	47,224	45,220
Depreciation and amortization	20,447	15,732	72,947	59,014

EBITDA	$50,042	$53,713	$221,544	$197,696